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Exhibit 4.2

EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.15 OF THE INDENTURE, THIS NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITARY OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER OF THIS NOTE, CEDE & CO., HAS AN INTEREST IN THIS NOTE.

REGISTERED	$300,000,000.00
No. 1	CUSIP:	78442P304
	ISIN:	US78442P3047

SLM CORPORATION

6% SENIOR NOTES DUE DECEMBER 15, 2043
(FIXED RATE)

Original Issue Date: December 15, 2003	Interest Rate: 6% per annum
Maturity Date: December 15, 2043	Interest Payment Dates: *
Redeemable On and After: December 15, 2008	Interest Accrual Period: **
Original Issue Discount Note: N/A	Maximum Interest Rate: N/A
Authorized Denomination: $25 or any integral multiple thereof	Accrual Method: 30/360 (Payment Basis)
*
March 15, June 15, September 15 and December 15 of each year, beginning March 15, 2004, and the Maturity Date.

**
The period from and including the previous Interest Payment Date (or Original Issue Date, in the case of the first Interest Accrual Period) through the calendar day before the then-current Interest Payment Date (or Maturity Date, in the case of the last Interest Accrual Period).

        SLM CORPORATION, a Delaware corporation, formerly known as USA Education, Inc. (the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount shown above on the Maturity Date shown above (or upon earlier redemption), and interest on the principal amount shown above at the rate per annum equal to the Interest Rate shown above, until the principal of this Note is fully paid or duly made available for payment.

        The Company will pay the interest then due and payable on each Interest Payment Date shown above and on the Maturity Date, and the principal amount shown above on the Maturity Date, provided if any Interest Payment Date or the Maturity Date would otherwise be a day that is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day, and no interest on such payment will accrue from or after the original Interest Payment Date or Maturity Date to the date of payment. "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

        The interest so payable, and punctually paid or duly provided for, on the Interest Payment Dates referred to above, will, as provided in the Indenture (defined on the reverse of this Note), be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, provided that interest payable on the Maturity Date will be paid to the Person to whom the principal of this Note is payable. The "Regular Record Date" for each payment of interest is the first day of March, June, September or December immediately preceding the applicable Interest Payment Date in that March, June, September or December, whether or not a Business Day, except that the Regular Record Date for the final Interest Payment Date will be the final Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date, will cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee (defined on the reverse of this Note), notice of which will be given to the Holder of this Note not less than ten (10) days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Company will pay interest at the applicable interest rate on overdue principal and, to the extent permitted by law, on overdue interest.

        Payments of principal and interest will be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt, by check mailed to the address of the Person entitled thereto as such address appears in the Register for this Note, provided that so long as this Note is represented by a Global Security, each payment will be made by wire transfer of immediately available funds, if the Holder has provided the Trustee appropriate instructions for such payment.

        The principal of this Note and interest due at maturity will be paid upon maturity by wire transfer of immediately available funds against presentation of this Note at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

        REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE OF THIS NOTE, WHICH FURTHER PROVISIONS FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE OF THIS NOTE.

        This Note is governed by and will be construed in accordance with the laws of the State of New York.

        Unless the certificate of authentication on this Note has been executed by JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, the Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: December 15, 2003

SLM CORPORATION
By:	/s/ JOHN F. REMONDI Name: John F. Remondi Title: Executive Vice President, Finance
By:	/s/ MARY F. EURE Name: Mary F. Eure Title: Vice President and Corporate Secretary

CERTIFICATE OF AUTHENTICATION

        This is one of the Notes referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, as Trustee
By:	/s/ PATRICIA RUSSO Authorized Signature

[Reverse of Note]

SLM CORPORATION

6% SENIOR NOTES

DUE DECEMBER 15, 2043

(FIXED RATE)

        This Note is one of a duly authorized series of notes of the Company issued and to be issued under the Indenture, dated as of October 1, 2000 (the "Base Indenture"), between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as trustee ("Trustee"), as supplemented by an Officers' Certificate, dated December 4, 2003, establishing the terms of the Company's 6% Senior Notes due December 15, 2043 (the "Senior Notes"), delivered by the Company to the Trustee under Section 2.02(c) of the Base Indenture (the Base Indenture, as amended or supplemented by the Officers' Certificate, collectively the "Indenture"). Reference is made to the Indenture for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Senior Notes, and the terms upon which the Senior Notes are, and are to be, authenticated and delivered. Capitalized terms used and not otherwise defined in this Note have the meanings ascribed to them in the Indenture. The term "Company", as used in this Note, includes any successor to the Company under the Indenture.

        The Note is one of a separate Series of Securities under the Indenture, known as "Series C", and designated as a 6% Senior Note due December 15, 2043. The Interest Accrual Period for each Interest Payment Date begins on and includes the previous Interest Payment Date through the calendar day before the then-current Interest Payment Date, provided that the first Interest Accrual Period begins on December 15, 2003 and ends on March 14, 2004, the calendar day before the first Interest Payment Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Calculation Agent will round all U.S. dollar amounts resulting from calculations of interest payments to the nearest cent (with one-half cent being rounded upward, if necessary). The "Calculation Agent" will be the Company.

        The calculation agent on behalf of the Trustee will calculate the interest payable on this Note in accordance with the foregoing and will confirm in writing such calculation to the Paying Agent immediately after each determination. All determinations made by the calculation agent on behalf of the Trustee will be, in the absence of manifest error, conclusive for all purposes and binding on the Company and the Holders of the Senior Notes.

        This Note may be redeemed at the option of the Company on any Business Day on and after the date specified on the face of this Note (each, a "Redemption Date"). This Note may be redeemed on any Redemption Date, in whole or in part, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest up to, but excluding, the applicable Redemption Date, upon not less than thirty (30) nor more than sixty (60) days' notice prior to the proposed Redemption Date given by the Company and the Trustee to the Holder of this Note.

        In the event of redemption or repayment of this Note in part only, a new Note or Notes of like tenor in the aggregate principal amount to and in exchange for the portion of this Note that is not redeemed or repaid will be issued in the name of the Holder of this Note upon its cancellation.

        As described on the face of this Note, the entire principal amount of this Note will be due and payable on the Maturity Date. If an Event of Default occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of all of the outstanding Senior Notes, by notice to the Company and the Trustee, may declare the principal of all the Senior Notes due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as provided in the Indenture, the amendment of the Indenture and the modification of the rights and obligations of the Company and the rights of the

Holders of the Senior Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Senior Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Senior Notes at the time outstanding, on behalf of the Holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note will be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer of, exchange for or substitution of this Note, whether or not notation of such consent or waiver is made upon this Note.

        Holders of Senior Notes may not enforce their rights pursuant to the Indenture or the Senior Notes except as provided in the Indenture. No reference in this Note to the Indenture and no provision of this Note or the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, prescribed in this Note.

        As provided in the Indenture and subject to certain limitations set forth in the Indenture, the transfer of this Note may be registered on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder of this Note or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Senior Notes are issuable only in registered form without coupons in denominations of $25 or any amount in excess thereof which is an integral multiple of $25.

        No service charge will be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner of this Note for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent will be affected by notice to the contrary.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT—		Custodian

	(Cust)		(Minor)
Under Uniform Gifts to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.

Assignment

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
Attorney
to transfer said Note on the books of the Company, with full power of substitution in the premises.
Dated:

(Signature Guarantee)

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SLM CORPORATION 6% SENIOR NOTES DUE DECEMBER 15, 2043 (FIXED RATE)
ABBREVIATIONS
Assignment